Exhibit 10.2

Final Form

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of November 3, 2025, is made by and among QOL Medical, LLC, a Delaware limited liability company (“Parent”), QOL-EOS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Parent Entities”), and the undersigned holder (“Stockholder”) of (i) shares of common stock, par value $0.0001 per share of Evoke Pharma, Inc., a Delaware corporation (the “Company” and such shares of common stock, the “Company Common Stock”), and (ii) warrants to purchase or otherwise acquire shares of Company Common Stock (the “Company Warrants”). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Stockholder is, as of the date hereof, the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Company Common Stock set forth opposite the name of Stockholder on Schedule 1 attached hereto, which number includes all shares of outstanding Company Common Stock held by such Stockholder (all such shares of Company Common Stock, together with any other shares of Company Common Stock issued upon conversion, exercise, exchange or redemption of securities convertible into or exercisable or exchangeable or redeemable for shares of Company Common Stock and any New Shares (as defined below), the “Shares”), being all of the shares of Company Common Stock and other capital stock of the Company owned of record or beneficially by Stockholder as of the date hereof;

WHEREAS, Stockholder is, as of the date hereof, the record or beneficial owner of the number and series of Company Warrants set forth opposite the name of Stockholder on Schedule 1 attached hereto (together with the Shares, the “Securities”), being all of the Company Warrants owned of record or beneficially by Stockholder as of the date hereof;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be subsequently amended or modified, the “Merger Agreement”), which provides, among other things, that (i) Parent and Merger Sub shall commence a tender offer to acquire all of the issued and outstanding shares of Company Common Stock (as it may be amended from time to time in accordance with the terms of the Merger Agreement, the “Offer”) and (ii) following the completion of the Offer, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger, in each case, on the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as an inducement and a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, Stockholder (solely in Stockholder’s capacity as a holder of Company Common Stock or a holder of Company Warrants, as applicable) has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent and Merger Sub entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by the Parent Entities in connection therewith, the parties hereto agree as follows:

1. Agreement to Tender Shares and Exercise Warrants.

(a) Subject to the terms of this Agreement, Stockholder hereby agrees that it shall irrevocably tender its Shares (including, for the avoidance of doubt, any New Shares of which it acquires beneficial ownership after the date hereof and prior to the Termination Date (as defined below)), or cause its Shares and any New Shares to be validly and irrevocably tendered, into the Offer pursuant to and in accordance with the terms of the Offer, free and clear of all Liens (as defined below) (except for Permitted Liens (as defined below)).

(b) Upon receipt of payment in full for all of its Shares pursuant to the Merger Agreement and the full and complete satisfaction of the terms of the Offer, Stockholder agrees that any and all rights incident to its ownership of Shares (including any rights to recover amounts, if any, that may be determined to be due to any stockholder or former stockholder of the Company), including but not limited to rights arising out of Stockholder’s ownership of Shares prior to the transfer of such Shares to the Parent Entities pursuant to the Offer or pursuant to the Merger Agreement, shall be transferred to the Parent Entities upon the transfer to the Parent Entities of Stockholder’s Shares.

(c) Subject to the terms of this Agreement, Stockholder hereby agrees and covenants that, with respect to its Company Warrants that, as of immediately prior to the Effective Time, have not been exercised in full, it shall, in its capacity as the Holder (as defined in the applicable Common Stock Purchase Warrants evidencing such Company Warrants (each, a “Warrant Agreement” and collectively, the “Warrant Agreements”)), make an election, contingent upon the Effective Time occurring, with respect to the exercise and surrender of all of such Company Warrants, as set forth in the applicable provisions of the applicable Warrant Agreement, in each case in exchange for the Warrant Consideration or the Black Scholes Value (as defined in the applicable Warrant Agreement), as determined by such Stockholder (in its capacity as the Holder thereunder) in accordance with and as contemplated by Section 3.7(h) of the Merger Agreement and the terms of the applicable Warrant Agreement.

2. Agreement to Vote and Support.

(a) Subject to the terms of this Agreement, beginning on the date hereof until the Termination Date (as defined below), at every duly called annual or special meeting of the stockholders of the Company (the “Company Stockholders”), including any postponement or adjournment thereof, or in any other circumstance (including by written consent) in which the vote, consent or other approval of the Company Stockholders is sought, with respect to the Merger or the Merger Agreement, Stockholder agrees to, and if applicable, to cause its controlled Affiliates or otherwise use its best efforts to cause its other Affiliates or the holder of record of any of its Shares (if applicable) to, unconditionally and irrevocably affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or to cause consents to be executed with respect to), and not to withdraw any such vote or consent with respect to, all of Stockholder’s Shares as follows, in each case, to the fullest extent that any Shares are entitled to vote thereon: (i) in favor of (A) adoption of the Merger Agreement and the approval of the

Merger and the other transactions contemplated by the Merger Agreement and (B) any other proposal not materially adverse to Stockholder that would be reasonably expected to facilitate the consummation of the Merger; and (ii) against (A) any proposal, action or agreement that would, or would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or other obligation or agreement of Stockholder contained in this Agreement or the Company contained in the Merger Agreement, or (2) result in any of the conditions to the offer set forth on Annex A attached to the Merger Agreement (the “Offer Conditions”) or conditions to the Merger as set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (B) any Acquisition Proposal (or inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal), or any other proposal that would reasonably be expected to adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement, (C) any change in or to (1) the Company Board that is not recommended or approved by the Company Board, (2) the present capitalization or corporate structure of the Company or (3) the Company’s certificate of incorporation or bylaws, in each case, to the extent not consented to by Parent under the Merger Agreement and (D) any other action, agreement or proposal which would reasonably be expected to prevent or impede or materially delay the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement (the actions described in the foregoing clauses (i) and (ii), collectively, the “Supporting Actions”).

(b) Stockholder shall not propose, commit or agree to take any action inconsistent with the Supporting Actions. Stockholder shall, shall cause its controlled Affiliates to, and shall use its best efforts to cause its other Affiliates or the holder of record of any of Stockholder’s Shares (if applicable) to, be present, in person or by proxy, at every duly called meeting of the Company Stockholders, including any postponement or adjournment thereof, or in any other circumstance (including by written consent) in which the vote, consent or other approval of the Company Stockholders is sought on the Supporting Actions (in the manner described in Section 2(a)) so that all of Stockholder’s Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause such Shares to be counted as present thereat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supporting Actions, Stockholder shall retain the right to vote all of the Shares in Stockholder’s sole discretion.

3. Termination Date. As used in this Agreement, the term “Termination Date” shall mean the earliest to occur of: (a) the Effective Time; (b) such date and time as the Merger Agreement shall be validly terminated upon the terms and subject to the conditions set forth therein; (c) an amendment of the Merger Agreement, without the prior written consent of Stockholder, in a manner that negatively or adversely affects the consummation of the Offer or that decreases the amount, or changes the form, of consideration payable to any stockholder of the Company pursuant to the terms of the Merger Agreement; (d) the mutual written agreement of the parties hereto to terminate this Agreement; or (e) any material breach of this Agreement or the Merger Agreement by Parent or Merger Sub. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any fraud or willful, knowing and material breach of this Agreement prior to termination hereof.

4. Additional Purchases. Stockholder agrees that any Shares of the Company (and any securities convertible into or exercisable or exchangeable or redeemable for Shares) that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Termination Date, including, without limitation, by the exercise of a Company Option, Company Warrant or the issuance of any shares of Company Common Stock pursuant to the Company ESPP (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as would have applied if Stockholder had beneficially owned them as of the date hereof and the representations and warranties in Section 6 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired.

5. Agreement to Retain Shares and Other Covenants.

(a) From and after the date hereof until the Termination Date, except as otherwise provided herein (including pursuant to Section 1 or Section 9) or as expressly contemplated by the Merger Agreement, Stockholder shall not, and Stockholder shall direct its Affiliates not to: (i) voluntarily transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale or merger, liquidation, dissolution, dividend or distribution, by operation of Law or otherwise, but excluding any transfer of Securities among Stockholder Affiliates in which (A) Stockholder remains a beneficial owner of such Securities, (B) such Affiliate transferee shall have executed and delivered to Parent and the Company a joinder or counterpart of this Agreement pursuant to which such Affiliate transferee shall be bound by all obligations under this Agreement that applied to Stockholder prior to such transfer with respect to such Securities and to be bound by the transfer restrictions set forth herein and (C) such transfer shall not relieve Stockholder or such affiliate Transferee of any of the obligations under this Agreement) of, enter into any derivative arrangement with respect to, create or suffer to exist any Liens (except for Permitted Liens) on or consent to any of the foregoing (“Transfer”), or offer or consent to Transfer, any or all of the Securities or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any Securities; (iii) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent with respect to any of the Securities with respect to any matter that is, or is reasonably likely to be exercised in a manner, inconsistent with the transactions contemplated by the Merger Agreement or the terms and provisions thereof; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares; or (v) directly take or cause the taking of any other action that would materially restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby, or that would reasonably be expected to prevent or impair or materially delay the consummation of the transactions contemplated by the Merger Agreement or this Agreement, or otherwise make any representation or warranty of Stockholder in this Agreement to be untrue or incorrect in any material respect; provided, that Stockholder and its Affiliates shall be permitted to Transfer Shares to Affiliates, so long as such transferees agree to remain subject to the terms of this Agreement. Without limiting the foregoing, at all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, Stockholder shall not tender the Shares into any tender or exchange offer commenced by a Person other than the Parent Entities or any other subsidiary of Parent. Any Transfer in violation of this Section 5(a) shall be void ab initio.

(b) Stockholder hereby agrees not to commence or knowingly participate in any Legal Proceeding, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or their Affiliates and each of their successors and assigns and their respective directors and officers (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of the Offer or the closing of the Merger), or (ii) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

6. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants, as of the date hereof, to Parent and Merger Sub as follows:

(a) Stockholder (i) is the record or beneficial owner of the Securities set forth opposite Stockholder’s name on Schedule 1 to this Agreement (or in the case of Shares underlying Company Warrants would be the beneficial owner thereof if not for any limitations on exercise set forth in such Company Warrants) and (ii) except as set forth in Schedule 1 to this Agreement, neither holds nor has any beneficial ownership interest in any other shares of Company Common Stock or any performance based stock units, restricted stock, restricted stock units, deferred stock units, options, warrants or other right or security convertible into or exercisable, exchangeable or redeemable for shares of Company Common Stock or other capital stock of the Company.

(b) Stockholder has the full corporate or similar entity power and authority to execute and deliver this Agreement and to perform and comply with Stockholder’s obligations hereunder, subject to applicable federal securities laws and the terms of this Agreement. Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has taken all action necessary (including approval by Stockholder’s board of directors or applicable corporate bodies, if applicable) to execute, deliver, comply with and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and no other actions or proceedings on the part of Stockholder are necessary to authorize this Agreement, the performance of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby.

(c) This Agreement (assuming this Agreement constitutes a valid and binding agreement of Parent and Merger Sub) has been duly executed and delivered by or on behalf of Stockholder and constitutes a valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

(d) The (i) shares of Company Common Stock and the certificates, if any, representing the Shares owned by Stockholder, and (ii) the Company Warrants, in each case, are now held by Stockholder, by a nominee or custodian for the benefit of Stockholder or by the depository under the Offer, free and clear of any liens, claims, charges, proxies, powers of attorney, rights of first offer or rights of first refusal, voting agreement or voting trust or any other agreement, arrangement, or restriction with respect to the voting of such Shares, or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares, except for (i) any such Liens arising hereunder (in connection therewith any restrictions on transfer or any other Liens have been waived by appropriate consent) and (ii) Liens imposed by federal or state securities laws (collectively, “Permitted Liens”).

(e) Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will: (i) violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder, (ii) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets may be bound, (iii) result (or, with or without the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any assets (including the Securities) of such Stockholder (other than one created by Parent or Merger Sub), or (iv) violate any Law applicable to such Stockholder or by which any of its assets (including the Securities) are bound, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to timely perform its obligations under this Agreement.

(f) As of the date hereof, there is no Legal Proceeding pending or threatened in writing against, or to the knowledge of Stockholder, threatened orally against Stockholder, in each case, that would reasonably be expected to materially restrict, prohibit, materially impair or materially delay the consummation by such Stockholder of the transactions contemplated by this Agreement or the performance by Stockholder of its obligations under this Agreement.

(g) Stockholder has not directly engaged any broker, investment banker, financial advisor, finder, agent or other Person such that such Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement.

(h) Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

(i) Stockholder acknowledges receipt of the Merger Agreement and represents that it has had (A) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Merger Agreement and this Agreement, and (B) the opportunity to review the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby and consult with its own advisors and legal counsel.

7. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby represents and warrants to Stockholder as follows:

(a) Each of Parent and Merger Sub is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization, and each of Parent and Merger Sub has all requisite corporate or limited liability company (as applicable) power and authority to enter into and to perform its obligations under this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery of this Agreement on behalf of Stockholder, constitutes the valid and binding obligations of each of Parent and Merger Sub, enforceable against each of them in accordance with their terms, subject to the Enforceability Exceptions.

(c) Except for violations and defaults that would not materially adversely affect Parent’s or Merger Sub’s ability to perform any of its obligations under or consummate any of the transactions contemplated by, this Agreement or the Merger Agreement, the execution and delivery of this Agreement or the Merger Agreement by each of Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby or thereby will not cause a material violation by Parent or Merger Sub of any legal requirement applicable to Parent or Merger Sub. Neither Parent nor Merger Sub is required to make any filing with or to obtain any consent from any Person at or prior to the Acceptance Time or the Effective Time in connection with the execution and delivery of this Agreement and the Merger Agreement or the consummation by Parent or Merger Sub of any of the transactions contemplated by this Agreement or the Merger Agreement, except: (i) as may be required by the Exchange Act, the DGCL or other applicable Laws; or (ii) where the failure to make any such filing or obtain any such consent would not, individually or in the aggregate, have a material adverse effect on Parent’s or Merger Sub’s ability to perform any of its obligations under or consummate any of the transactions contemplated by, this Agreement and the Merger Agreement.

8. No Limitation on Discretion as Director or Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder or its Representatives: (a) if such Stockholder or its Representatives is a member of the Company Board, from exercising his, her or its fiduciary duties and obligations as a director of the Company while acting in such capacity as a director of the Company, (b) if Stockholder or any of its Representatives is an officer of the Company, from exercising his or her fiduciary duties and obligations as an officer of the Company or otherwise taking any action expressly permitted by the Merger Agreement, or (c) if Stockholder is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his duties and obligations as a trustee or fiduciary of such ERISA plan or trust. Stockholder is executing this Agreement solely in his, her or its capacity as a stockholder of the Company.

9. Survival. All representations, warranties, covenants and agreements of or on behalf of Stockholder in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement will terminate upon, and not survive, the closing of the transactions contemplated by the Merger Agreement. Stockholder and its Affiliates will not have any liability or obligation to any other party or any other person or entity for any breach or inaccuracy of any representation, warranty, covenant or agreement in this Agreement or in any such certificate, document or instrument.

10. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person, (ii) on the next business day if transmitted by national overnight courier, or (iii) on the date delivered if sent by e-mail (provided confirmation of email receipt is obtained), to Parent or Merger Sub to the address or email address set forth in Section 10.2 of the Merger Agreement and to Stockholder at its email address set forth opposite such Stockholder’s name on Schedule 1 attached hereto (or at such other address or email address for a party hereto as shall be specified by like notice).

11. Certain Restrictions. Subject to the other terms of this Agreement, Stockholder hereby (a) waives and agrees not to exercise any rights (including under Section 262 of the DGCL) to demand appraisal of any Shares or rights to dissent from the Merger which may arise with respect to the Merger and (b) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other proceeding, against Parent, Merger Sub, the Company or any of their respective directors, officers or successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the making or consummation of the Offer or consummation of the Merger, including any proceeding (i) challenging the validity of, or seeking to enjoin the operation of, any provision of the Merger Agreement or this Agreement or (ii) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby.

12. Disclosure.

(a) Stockholder shall permit the Company and Parent to disclose in all documents and schedules filed with the U.S. Securities and Exchange Commission (the “SEC”) that Parent reasonably determines to be necessary in connection with the Offer, the Merger and any transactions related to the Offer or the Merger, Stockholder’s identity and ownership of Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

(b) From and after the date hereof until the Termination Date, Stockholder shall not make any public announcement regarding this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby without the prior written consent of Parent, except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Parent and Stockholder shall reasonably consult with Parent and Merger Sub with respect to such disclosure).

13. Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares or the Company Warrants, the terms of this Agreement shall apply to the resulting securities and the term “Shares”, “Company Warrants” or “Securities”, as applicable, shall be deemed to refer to and include such securities.

14. No Solicitation. Stockholder shall not, and shall direct its Affiliates to not, take any action that the Company would be prohibited from taking under Section 6.2 of the Merger Agreement as if such sections of the Merger Agreement applied, mutatis mutandis, to Stockholder, subject to the other terms of the Merger Agreement.

15. Further Assurances. Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents or other instruments or take such other actions as Parent or the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

16. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement shall not be assignable by operation of Law or otherwise; provided, that Parent may designate, prior to the Effective Time, by written notice to Stockholder, another subsidiary to be a party to this Agreement. Any assignment in contravention of the preceding sentence shall be null and void.

17. No Waivers. No waivers of any breach of this Agreement extended by Parent to Stockholder shall be construed as a waiver of any rights or remedies of Parent with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of Stockholder or any other such stockholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

18. Governing Law; Jurisdiction and Venue. This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance thereof or the transactions contemplated hereby, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 10 or in such other manner as may be permitted by applicable Law, and nothing in this Section 18 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

(f) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Merger Sub and Stockholder agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

20. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s amended and restated certificate of incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

21. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

22. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

23. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

24. Specific Performance. The parties hereto agree that irreparable damage may occur and that the parties hereto may not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or such other courts located in the State of Delaware without proof of damages and, in any action for specific performance, each party hereto waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived. The parties hereto further agree that by seeking the remedies provided for in this Section 24, a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that the remedies provided for in this Section 24 are not available or otherwise are not granted.

25. Expenses. All fees and expenses incurred in connection this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

26. Counterparts; Effectiveness; Signatures. This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

STOCKHOLDER:

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

PARENT:

QOL MEDICAL, LLC

By:
Name:
Title:

MERGER SUB:

QOL-EOS MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Tender and Support Agreement]

SCHEDULE 1

Securities
Stockholder Name, Address & Email Address	Shares (excluding Shares underlying Company Warrants)	Company Warrants / Shares underlying Company Warrants
[•]	[•]	[•]